Exhibit 99.1

Company Contact:	Investor Relations Contacts:
Senesco Technologies, Inc.	Lippert/Heilshorn & Associates
Bruce Galton	Kim Sutton Golodetz
Chief Executive Officer	(kgolodetz@lhai.com)
(bgalton@senesco.com)	Anne Marie Fields
(732) 296-8400	(afields@lhai.com)
212-838-3777

Bayer CropScience Licenses Rights to Senesco
Technologies´ Gene Technology

NEW BRUNSWICK, N.J., U.S.A (November 9, 2006) — Senesco Technologies, Inc. (“Senesco” or the “Company”) (AMEX: SNT) announced today that Bayer CropScience has exclusively licensed the rights to Senesco’s proprietary gene technology for use in Brassica oilseeds. The agreement anticipates that the licensed technology will enable Bayer CropScience to significantly enhance Canola yields in its InVigor® and future hybrid’s business on a global basis. In return, Senesco will receive success-bound development milestone and commercialization payments. Specific financial terms of the transaction were not disclosed.

“Senesco is proud to have Bayer CropScience as a partner for this important crop. We look forward to working with Bayer CropScience due to their marketing strength and commitment to science.” said Bruce Galton, President of Senesco.

Dr. Michiel van Lookeren Campagne, Head of Research at BioScience, a business operations unit of Bayer CropScience, welcomes the new business relationship with Senesco: “Bayer CropScience has grown to be a leading company in the canola seed market with InVigor®, our high quality, high yield Canola hybrid varieties. Senesco has shown that the seed yield of Canola can be significantly increased by modulating the expression of its proprietary genes. We anticipate that the innovative Senesco technology will contribute to further strengthen our leadership position in the global hybrid Canola markets.”

About Senesco Technologies, Inc.

Senesco Technologies, Inc. is a U.S. biotechnology company. Senesco has initiated preclinical research to trigger or delay cell death in mammals (apoptosis) to determine if the technology is applicable in human medicine.  Accelerating apoptosis may have applications to development of cancer treatments.  Delaying apoptosis may have applications to certain diseases such as glaucoma, ischemia and arthritis, among others.  Senesco takes its name from the scientific term for the aging of plant cells: senescence.  The Company has developed technology that regulates the onset of cell death.  Delaying cell breakdown in plants extends freshness after harvesting, while increasing crop yields, plant size and resistance to environmental stress for flowers, fruits and vegetables.  In addition to its human health research programs, the Company believes that its technology can be used to develop superior strains of crops without any modification other than delaying natural plant senescence.  Senesco has partnered with leading-edge companies engaged in agricultural biotechnology and earns research and development fees for applying its gene-regulating platform technology to enhance its partners’ products.  Senesco is headquartered in New Brunswick, New Jersey.

About Bayer CropScience

Bayer CropScience, a subsidiary of Bayer AG with annual sales of about EUR 6 billion, is one of the world’s leading innovative crop science companies in the areas of crop protection, non-agricultural pest control, seeds and plant biotechnology. The company offers an outstanding range of products and extensive service backup for modern, sustainable agriculture and for non-agricultural applications. Bayer CropScience has a global workforce of about 19,000 and is represented in more than 120 countries.

Your contact:

Bayer CropScience

Annette Josten, phone: +49 2173 38-5788

E-Mail: annette.josten@bayercropscience.com

www.bayercropscience.com

Senesco Technologies, Inc.

Bruce C. Galton, phone: +1 732-296-8400

President & CEO

Email: bgalton@senesco.com

www.senesco.com

Forward-Looking Statements

This news release contains forward-looking statements based on current assumptions and forecasts made by Bayer CropScience AG management. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future consolidated results, financial situation, development or performance of the Bayer CropScience AG or our parent company, Bayer AG, and the estimates given here. These factors include those discussed in Bayer AG’s public reports filed with the Frankfurt

Stock Exchange and with the U.S. Securities and Exchange Commission (including Bayer AG’s Form 20-F). Neither Bayer AG nor Bayer CropScience AG assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments.

For Senesco: Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and joint ventures; the success of the Company’s license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC.  The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.